EXHIBIT 10 (ggg)


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                                   ----------

                              THE TIREX CORPORATION

                                   ----------

                             EXTENSION AND AMENDMENT

                                       TO

                                 PROMISSORY NOTE

      Amendment, made this 5th day of September 1998, by and between:

                             The Tirex Corporation
                             740 St. Maurice
                             Montreal, Quebec, H3C 1L5

                                                      (the "Payee")

                                                      and

                             Louis V. Sanzaro
                             1497 Lakewood Road
                             Toms River NJ 08755

                                                      (the "Maker")

      the Payee and the Maker, as designated above, on the promissory note of the Maker, dated April 8, 1998, in the amount of $70,405.31 (the "Note"); Terms used in this Amendment which are defined in the Note and not defined herein shall have the same meaning herein as therein.

      Whereas, the Maker is an officer and director of the Payee and in connection therewith has consistently rendered services and substantial financial assistance to the Payee, significantly above and beyond the scope of his duties and responsibilities to the Payee and its shareholders, for which the Maker has not received any compensation;

      Whereas, in connection with the foregoing, the Payee is indebted to the Maker, in an amount which may presently or in the future be in excess of the amount of indebtedness of the Maker to the Payee under the Note;

      Now therefore, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree to set forth herein an extension and amendment to the Note, effective as of the date hereof, of the Commencement Date, as follows:

A.    EXTENSION

      The maturity date of the Note is hereby extended to September 5, 1999 (the "Extended Maturity Date"). No interest or principal under the Note is due or payable until the said Extended Maturity Date.


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B.    AMENDMENT

      The Note is hereby amended so as to reduce the interest rate under the Note from 8% over the prime rate charged by Citibank, NA (the "Prime Rate") to 2% over the said Prime Rate, from April 8, 1998 to the Maturity Date.

C.    NO OTHER AMENDMENTS

      Except as expressly provided in this Extension and Amendment, all of the terms and conditions of the Note remain in full force and effect.

D.    COUNTERPARTS

      This Extension and Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Extension and Amendment of the Note.

      In Witness Whereof, the parties hereto have caused this Extension and Amendment to be executed the day and year first above written.

                                                THE TIREX CORPORATION

                                                By  /s/ Terence C. Byrne
                                                    ----------------------------
                                                    Terence C. Byrne, President

                                                    /s/ Louis V. Sanzaro
                                                    ----------------------------
                                                        Louis V. Sanzaro


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